UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2005

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)       As a result of the resignation of David A. Jones from the board of directors of Tyson Foods, Inc. ("Tyson") discussed below, on June 3, 2005, Tyson notified the New York Stock Exchange ("NYSE") that as of June 3, 2005, it is not in compliance with Section 303A.07 of the NYSE Listed Company Manual, which requires that the audit committee for a company listed on the NYSE must have a minimum of three members. With Mr. Jones' resignation, the audit committee of the board of directors of Tyson currently consists of two members. Tyson's board of directors is actively seeking a candidate to fill the vacancy on our board of directors and the vacancy on the audit committee created by Mr. Jones' resignation.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)       On June 3, 2005, David A. Jones resigned from the board of directors of Tyson. Accordingly, he will no longer serve as a member of the audit committee and compensation committee of the board of directors of Tyson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: June 6, 2005	By: /s/ R. Read Hudson
Name: R. Read Hudson
Title: Vice President, Associate General Counsel and Secretary